Exhibit 5.1

(269) 337-7700 Fax: (269) 337-7701

May 11, 2018

CHF Solutions, Inc.
12988 Valley View Road
Eden Prairie, MN 55344

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to CHF Solutions, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the registration of the offering by the Company of the following Securities (as defined below) of an aggregate indeterminate amount having an aggregate public offering price of up to $30 million, in each case, from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

1.         shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

2.         shares of preferred stock, par value $0.0001 per share, of the Company in one or more classes or series (the “Preferred Stock”);

3.         debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture (the “Indenture”) to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company;

4.         warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements and warrant certificates, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”); and

5.         subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”), which may be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”).

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Subscription Rights are collectively referred to herein as the “Securities”.

650 Trade Centre Way ∙ Suite 200 ∙ Kalamazoo, Michigan 49002-0402
Detroit ∙ Ann Arbor ∙ Bloomfield Hills ∙ Chicago   Grand Rapids ∙ Kalamazoo ∙ Lansing

CHF Solutions, Inc.
May 11, 2018

In connection with this opinion letter, we have examined and relied upon originals or copies of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently sought to verify such matters.

In rendering the opinions in this opinion letter, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinions as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or the conversion price for Preferred Stock or Debt Securities convertible into Common Stock or the exercise price for Warrants or Subscription Rights exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or the conversion price for Debt Securities convertible into Preferred Stock or the exercise price for Warrants or Subscription Rights exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that (i) any Warrants offered under the Registration Statement, and the related Warrant Agreement will be executed in the forms filed as exhibits to the Registration Statement or any required post-effective amendment thereto or incorporated by reference therein, (ii) any Debt Securities offered under the Registration Statement will be issued pursuant to the form of Indenture filed as an exhibit to the Registration Statement or any required post-effective amendment thereto or incorporated by reference therein, and (iii) any Subscription Rights offered under the Registration Statement, and the related Subscription Rights Agreement will be executed in the forms filed as exhibits to the Registration Statement or any required post-effective amendment thereto or incorporated by reference therein.  We have also assumed that (x) with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (y) with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants or Subscription Rights, the applicable Indenture, Warrant Agreement or Subscription Rights Agreement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

650 Trade Centre Way ∙ Suite 200 ∙ Kalamazoo, Michigan 49002-0402
Detroit ∙ Ann Arbor ∙ Bloomfield Hills ∙ Chicago   Grand Rapids ∙ Kalamazoo ∙ Lansing

CHF Solutions, Inc.
May 11, 2018

With your consent, we have also assumed (i) that each of the Debt Securities, the Warrants, the Indenture, the Warrant Agreements and the Subscription Rights Agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

650 Trade Centre Way ∙ Suite 200 ∙ Kalamazoo, Michigan 49002-0402
Detroit ∙ Ann Arbor ∙ Bloomfield Hills ∙ Chicago   Grand Rapids ∙ Kalamazoo ∙ Lansing

CHF Solutions, Inc.
May 11, 2018

Our opinions herein are expressed solely with respect to (i) the federal laws of the United States; (ii) the Delaware General Corporation Law, as amended; and (iii) the laws of the State of New York.  Our opinions are based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.  It is understood that this opinion letter is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and only speaks as of the date of this opinion letter.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. The Common Stock to be offered and sold by the Company under the Registration Statement, when issued and sold as contemplated in the Registration Statement, the related prospectus and any applicable prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants or Subscription Rights in accordance with their terms, will be validly issued, fully paid and nonassessable, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Second Amended and Restated Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor.

2. The shares of the Preferred Stock to be offered and sold by the Company under the Registration Statement, when issued and sold as contemplated in the Registration Statement, the related prospectus and the applicable prospectus supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants or Subscription Rights in accordance with their terms, will be validly issued, fully paid and nonassessable, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company and any applicable amendment to the  Certificate of Incorporation, including any certificate of designation, fixing the terms of such Preferred Stock has been filed with the State of Delaware; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor.

650 Trade Centre Way ∙ Suite 200 ∙ Kalamazoo, Michigan 49002-0402
Detroit ∙ Ann Arbor ∙ Bloomfield Hills ∙ Chicago   Grand Rapids ∙ Kalamazoo ∙ Lansing

CHF Solutions, Inc.
May 11, 2018

3. The Debt Securities to be issued under the Indenture and to be offered and sold by the Company under the Registration Statement, when issued and sold in accordance with the Indenture, the Registration Statement, the related prospectus and the applicable prospectus supplement(s), and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under the Warrant Agreement in accordance with their terms, will be valid and legally binding obligations of the Company, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement or any required post-effective amendment thereto, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the issuance, sale and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and as described in the Registration Statement and any required post-effective amendment thereto, the related prospectus and the applicable prospectus supplement(s), do not violate any applicable law, do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the Certificate of Incorporation and the Bylaws, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) notes, certificates or other evidence of the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered to the purchasers thereof against payment therefor.

4. The Warrants to be issued under a Warrant Agreement and to be offered and sold by the Company under the Registration Statement, when issued and sold in accordance with the Warrant Agreement, the Registration Statement, the related prospectus and the applicable prospectus supplement(s) and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement, in substantially the form filed as an exhibit to the Registration Statement or any required post-effective amendment thereto, has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance, sale and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement and any required post-effective amendment thereto, the related prospectus and the applicable prospectus supplement(s), do not violate any applicable law and do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the Certificate of Incorporation and the Bylaws, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered to the purchasers thereof against payment therefor.

650 Trade Centre Way ∙ Suite 200 ∙ Kalamazoo, Michigan 49002-0402
Detroit ∙ Ann Arbor ∙ Bloomfield Hills ∙ Chicago   Grand Rapids ∙ Kalamazoo ∙ Lansing

CHF Solutions, Inc.
May 11, 2018

5.  The Subscription Rights to be issued under a Subscription Rights Agreement and to be offered and sold by the Company under the Registration Statement, when issued and sold in accordance with a Subscription Rights Agreement, the Registration Statement, the related prospectus and the applicable prospectus supplement(s) and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, provided that: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the related prospectus and any and all applicable prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Subscription Rights Agreement has been duly authorized by the Company by all necessary corporate action; (iii) the Subscription Rights Agreement, in substantially the form filed as an exhibit to the Registration Statement or any required post-effective amendment thereto, has been duly executed and delivered by the Company; (iv) the issuance and terms of the Subscription Rights have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Subscription Rights and of their issuance have been duly established in conformity with the Subscription Rights Agreement and as described in the Registration Statement and any required post-effective amendment thereto, the related prospectus and the applicable prospectus supplement(s), do not violate any applicable law and do not result in a default under or breach of any agreement or instrument binding upon the Company, are in conformity with the Certificate of Incorporation and the Bylaws, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Subscription Rights have been duly executed and delivered by the Company pursuant to the Subscription Rights Agreement and delivered to the purchasers thereof against payment therefor.

650 Trade Centre Way ∙ Suite 200 ∙ Kalamazoo, Michigan 49002-0402
Detroit ∙ Ann Arbor ∙ Bloomfield Hills ∙ Chicago   Grand Rapids ∙ Kalamazoo ∙ Lansing

CHF Solutions, Inc.
May 11, 2018

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman Miller Schwartz and Cohn LLP

Honigman Miller Schwartz and Cohn LLP

PDT/MZE/JQW/REW/MSB

650 Trade Centre Way ∙ Suite 200 ∙ Kalamazoo, Michigan 49002-0402
Detroit ∙ Ann Arbor ∙ Bloomfield Hills ∙ Chicago   Grand Rapids ∙ Kalamazoo ∙ Lansing